EXHIBIT 99.1


                         FOR:     MERCER  INTERNATIONAL  INC.

                         APPROVED  BY:  Jimmy  S.H.  Lee
                                        Chairman  &  President
                                        (41)  43  344-7070
For  Immediate  Release
-----------------------
                                         Financial  Dynamics
                                         Investors: Eric Boyriven/Paul Johnson
                                         (212)  850-5600


          MERCER INTERNATIONAL INC. REPORTS 2003 SECOND QUARTER RESULTS

     NEW YORK, NY, August 14, 2003 -- Mercer International Inc. (Nasdaq: MERCS; Nasdaq-Europe: MERC GR; TSX: MRI.U) today reported results for the second quarter ended June 30, 2003.

RESULTS  OF  OPERATIONS

     In the second quarter ended June 30, 2003, total revenues were E47.9 million, compared to E63.7 million in the quarter ended June 30, 2002, primarily reflecting the exclusion of results from the Landqart specialty paper mill from the current period. The Company's interest in the Landqart mill was reorganized in December 2002. In the current quarter, pulp and paper revenues decreased to E45.0 million from E60.3 million in the comparative quarter in 2002.

     For the second quarter of 2003, costs of pulp and paper sales decreased to E41.5 million from E50.7 million in the three months ended June 30, 2002, primarily as a result of the de-consolidation of Landqart in the current period.

     Pulp sales in the current quarter were E31.0 million compared to E34.5 million in the second quarter of 2002 and E31.4 million in the first quarter of 2003. Pulp price increases in the current quarter were more than offset by a 19.1% decline in the U.S. dollar against the Euro compared to the year-ago period. Average list prices for Northern Bleached Softwood Kraft Pulp ("NBSK") in Europe, which were approximately E477 (US$470) per tonne in the second quarter of 2002, decreased to approximately E420 (US$440) per tonne at the end of 2002, before improving to approximately E484 (US$550) per tonne in the second quarter of 2003.

     The Company's pulp sales realizations were E445 per tonne on average in the current quarter, compared to E400 per tonne in the first quarter of 2003 and E452 per tonne in the second quarter of 2002.

                                    - MORE -

MERCER  INTERNATIONAL  REPORTS  2003  SECOND  QUARTER  RESULTS     PAGE  2

Pulp sales by volume decreased to 69,700 tonnes in the current quarter from 76,300 tonnes in the year-ago period and 78,479 tonnes in the first quarter of 2003, due to lower demand for pulp products.

     In the second quarter of 2003, cost of sales and general, administrative and other expenses for the pulp operations were E31.1 million, versus E34.3 million in the three months ended June 30, 2002. On average, per tonne fiber costs for pulp production increased by approximately 4.1% compared to the 2002 second quarter, but decreased by approximately 3.8% compared to the first quarter of 2003. Depreciation for the pulp operations was E5.5 million in the current quarter, versus E5.4 million in the second quarter of last year.

     The Company's pulp operations generated operating income of E2.6 million in the current quarter, compared to operating income of E3.4 million in the second quarter of 2002 and an operating loss of E1.4 million in the first quarter of this year.

     As previously noted, results for the Company's paper segment reflect the exclusion of results from the Landqart specialty paper mill, which were included in the second quarter of 2002. As a result, paper sales in the current quarter decreased to E14.0 million from E25.9 million in the comparative quarter a year ago. Sales of specialty papers in the 2003 second quarter decreased to E10.5 million from E20.5 million in the comparable period last year. Total paper sales volumes in the three months ended June 30, 2003 decreased to 15,302 tonnes from 21,525 tonnes in the three months ended June 30, 2002. On average, prices for specialty papers realized in the current period decreased by approximately 25.0%, reflecting a shift in product mix after de-consolidation of the Landqart mill. Average prices for the Company's printing papers decreased by approximately 16.1% compared to prior year levels.

     Cost of sales and general, administrative and other expenses for the paper operations decreased to E14.9 million in the current quarter from E25.4 million in the comparative quarter of 2002, primarily due to the de-consolidation of Landqart. Depreciation for the paper operations decreased to E0.5 million in the three months ended June 30, 2003 from E1.3 million in the prior-year period.

     The Company's paper operations generated an operating loss of E0.8 million in the current quarter, compared to operating income of E0.7 million in the second quarter of last year.

     Consolidated general and administrative expenses decreased to E3.9 million in the three months ended June 30, 2003 from E7.8 million in the three months ended June 30, 2002, primarily as a result of the exclusion of the results of the Landqart mill and a decrease in professional fees in the three months ended June 30, 2003.


                                    - MORE -

MERCER  INTERNATIONAL  REPORTS  2003  SECOND  QUARTER  RESULTS     PAGE  3

     For the 2003 second quarter, the Company reported income from operations of E1.7 million, compared to income from operations of E3.8 million in the comparative quarter of 2002. Interest expense (excluding capitalized interest of E4.0 million in respect of the Stendal project) in the current quarter decreased to E2.2 million from E4.1 million in the comparative period of 2002, primarily as a result of lower borrowing costs and lower indebtedness. During the current quarter, the Company made principal repayments of E6.5 million in respect of the indebtedness of Rosenthal NBSK mill.

     Pursuant to the E827 million loan facility (the "Stendal Loan Facility") for the Company's greenfield project (the "Stendal project") to construct an approximately 552,000 tonne NBSK mill near Stendal, Germany, the Company's 63% owned subsidiary, Zellstoff Stendal GmbH ("Stendal") entered into variable-to-fixed rate interest swaps for the full term of the facility to manage the risk exposure with respect to an aggregate maximum amount of approximately E612.6 million of the principal amount of the Stendal Loan Facility. Under these swaps, Stendal pays a fixed rate and receives a floating rate with respect to interest payments calculated on a notional amount. These swaps manage the exposure to variable cash flow risk from the variable interest payments under the Stendal Loan Facility. The swaps are marked to market at the end of each reporting period and all unrealized gains and losses are recognized in earnings for a reporting period. A holding loss of E17.6 million before minority interests was recognized in respect of these swaps for the three months ended June 30, 2003.

     The Company has also entered into currency swaps to manage its exposure with respect to an aggregate amount of approximately E198.4 million of the principal long-term indebtedness of the Rosenthal mill. In addition, the Company has entered into currency forward contracts, forward interest rate and interest cap contracts in connection with certain indebtedness relating to the Rosenthal mill. These derivative instruments are also marked to market at the end of each reporting period, and all gains and losses are recognized in earnings for a reporting period. In the second quarter of 2003, the Company recognized a net gain of E12.8 million from these derivative contracts, versus a net gain of E18.9 million from these derivative contracts in the second quarter of 2002.

     Minority interest in the three months ended June 30, 2003 amounted to E6.5 million and represented the losses of the two minority shareholders of Stendal in the Stendal project. There was no minority interest in the three months ended June 30, 2002.

     For the three months ended June 30, 2003, the Company reported net income of E0.9 million, or



                                    - MORE -

MERCER  INTERNATIONAL  REPORTS  2003  SECOND  QUARTER  RESULTS     PAGE  4

E0.05 per diluted share, compared to net income of E18.5 million, or E1.08 per diluted share, in the same period last year.

     As the Stendal project is currently under construction and because of its overall size relative to the Company's other facilities, management uses consolidated operating results excluding derivative items relating to the Stendal project to measure the performance and results of the Company's operating units. Management believes this measure provides meaningful information on the performance of its operating facilities for a reporting period. For the three months ended June 30, 2003, excluding items related to the Stendal project, the Company would have reported net income of E11.9 million, or E0.71 per share on a diluted basis, which was determined by adding the loss on derivative financial instruments of E17.6 million to, and subtracting minority interest of E6.5 million from, the reported net income of E0.9 million.

     For the second quarter of 2003, the Company reported operating earnings before interest, taxes depreciation and amortization ("Operating EBITDA") of E7.7 million, compared to Operating EBITDA of E10.5 million in the second quarter of 2002 and Operating EBITDA of E5.5 million in the first quarter of 2003. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income as a performance measure primarily because depreciation expense is not an actual cash cost, and varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. Because all companies do not calculate Operating EBITDA in the same manner, Operating EBITDA as calculated by the Company may differ from Operating EBITDA as calculated by other companies.

LIQUIDITY

     In connection with our obligation to repay or refinance two bridge loans in the principal amounts of E15 million and E30 million which mature in October 2003 and April 2004, respectively, and fees and accrued interest thereon, incurred in connection with the Stendal project, we intend to issue new debt, equity or convertible securities in 2003 (the "Financing"). As at June 30, 2003, the aggregate principal amount, fees and accrued interest relating to the repayment of the bridge loans was E54.9 million, subject to reduction in limited exceptions for capital raising activities using the services of affiliates of the bridge lenders. The bridge loan in the principal amount of E15 million may be extended to April 2004 with the consent of the lender. We intend to seek such consent if the Financing is not completed prior to the

                                    - MORE -

MERCER  INTERNATIONAL  REPORTS  2003  SECOND  QUARTER  RESULTS     PAGE  5

maturity of such bridge loan. There can be no assurance that such consent will be obtained or that the Financing will be completed. We may also pursue asset sales to raise capital to repay the bridge loan. If we do not obtain the consent of the lender, complete the Financing or raise sufficient capital through asset sales to repay the bridge loan, this could have a materially adverse effect on our results of operations and financial condition.

STENDAL  PROJECT  STATUS

     As of June 30, 2003, progress on the Stendal project was substantially on schedule and there were no significant deviations from the project budget. The Stendal project has advanced to an average stage of 68% completion. Engineering is 91% complete. Procurement and equipment delivery is 84% complete, and civil works and mechanical assembly are 65% and 8% complete, respectively.

MANAGEMENT  AND  BOARD  ADDITIONS

     As recently announced, the Company has appointed David M. Gandossi, C.A., as its Executive Vice President, Chief Financial Officer and Secretary. Mr. Gandossi brings with him extensive experience working with publicly traded pulp and paper companies. Prior to joining Mercer International, Mr. Gandossi served as Vice President, Finance, Chief Financial Officer and Secretary of Pacifica Papers Inc., a leading North American specialty paper and pulp producer, and also served as Controller/Treasurer of Harmac Pacific Inc. Mr. Gandossi will begin serving in his new role at the Company effective August 15, 2003.

     Also as previously announced, the Company has nominated Kenneth A. Shields for election to its board of trustees at the Company's upcoming shareholders' meeting on August 22, 2003. Mr. Shields is currently a director of Raymond James Financial, Inc., the President, Chief Executive Officer and a member of the board of directors of Raymond James Ltd. and a director of TimberWest Forest Corp. Mr. Shields is also expected to be appointed lead trustee. Mr. Shields joins Guy W. Adams on the slate of two nominees to be elected as trustees at the Company's upcoming shareholders' meeting as mutually agreed upon by the Company and four significant shareholders, as previously announced.

PRESIDENT'S  COMMENTS

     Mr. Jimmy S.H. Lee, Chairman and President, stated, "Our second quarter results reflect the positive impact of pulp pricing that strengthened substantially at the end of the first quarter of this year,

                                    - MORE -

MERCER  INTERNATIONAL  REPORTS  2003  SECOND  QUARTER  RESULTS     PAGE  6

resulting in realized prices in the 2003 second quarter that increased approximately 11% on a sequential basis. By focusing on operating costs, we were able to enhance profitability and report improved results versus the first quarter of this year."

     Mr. Lee concluded, "As we move into the second half of 2003, we have strengthened our management team and board of trustees, and are now refocused on pursuing the refinancing of two bridge loans associated with the Stendal project. We remain committed to the successful execution of our strategy, leveraging Mercer International's low-cost operating structure and unique position in the marketplace to generate growth and value over the longer-term. Toward the end of the second quarter we experienced a softening in pulp prices, which has continued into the third quarter. However the Company is optimistic that the pulp markets will start to recover by the end of the year as global economic conditions improve."

     In conjunction with this release, Mercer International will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for today, August 14, 2003 at 10:00 AM EDT. Listeners can access the conference call live and archived over the Internet through a link at the Company's web site at httpp://www.mercerinterntional.com , or at http://firstcallevents.com/service/ajwz387582156gf12.html. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software. A replay of this call will be available approximately two hours after the live call ends until August 21, 2003 at 11:59 p.m. (Eastern Daylight Time). The replay number is (800) 642-1687, and the passcode is 2295749.

     Mercer International Inc. is a European pulp and paper manufacturing company. To obtain further information on the Company, please visit its web site at http://www.mercerinternational.com.

     The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market conditions, competition and other risk factors listed from time to time in the Company's SEC reports.

                            -FINANCIAL TABLES FOLLOW-

                            MERCER INTERNATIONAL INC.
                           CONSOLIDATED BALANCE SHEETS
                    As at June 30, 2003 and December 31, 2002
                                   (Unaudited)
                              (Euros in thousands)


                                                        June 30,      December 31,
                                                          2003            2002
                                                        --------      ------------
ASSETS
Current Assets
   Cash and cash equivalents                            E   21,951    E   30,261
   Cash restricted                                          13,234         9,459
   Investments                                                 333           307
   Receivables                                              52,427        31,924
   Inventories                                              20,514        16,375
   Prepaid and other                                         6,339         7,891
                                                        ----------    ----------
    Total current assets                                   114,798        96,217

Long-Term Assets
   Cash restricted                                          40,859        38,795
   Properties                                              518,248       441,990
   Investments                                               5,391         5,592
   Equity method investment                                  7,159         7,019
   Deferred income tax                                      10,054        10,137
                                                        ----------    ----------
                                                           581,711       503,533
                                                        ----------    ----------
                                                        E  696,509    E  599,750
                                                        ==========    ==========

LIABILITIES
Current Liabilities
   Accounts payable and accrued expenses                E   39,785    E   32,866
   Construction in progress costs payable                   62,339        24,885
   Note payable                                              1,997           832
   Note payable, construction in progress                   45,000        15,000
   Debt, current portion                                    21,852        16,306
                                                        ----------    ----------
    Total current liabilities                              170,973        89,889

Long-Term Liabilities
   Debt, construction in progress, less current portion    150,506       146,485
   Debt, less current portion                              193,186       205,393
   Derivative financial instruments, construction
     in progress                                            58,052        30,108
   Other                                                     2,497         2,906
                                                        ----------    ----------
                                                           404,241       384,892
                                                        ----------    ----------
    Total liabilities                                      575,214       474,781

Minority interest                                                -             -

SHAREHOLDERS' EQUITY
Shares of beneficial interest                               76,995        76,995
Accumulated other comprehensive income (loss)                1,560        (4,815)
Retained earnings                                           42,740        52,789
                                                        ----------    ----------
                                                           121,295       124,969
                                                        ----------    ----------
                                                        E  696,509    E  599,750
                                                        ==========    ==========


                                      (1)

                            MERCER INTERNATIONAL INC.

           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                   For Six Months Ended June 30, 2003 and 2002
                                   (Unaudited)
               (Euros in thousands, except for earnings per share)


                                                        2003          2002
                                                     ----------    ----------
Revenues
   Sales of pulp and paper                           E   91,274    E  119,535
   Transportation                                         2,022         2,753
   Other                                                  5,018         3,849
                                                     ----------    ----------
                                                         98,314       126,137
Cost of sales
   Pulp and paper                                        86,472       104,603
   Transportation                                         1,863         2,478
                                                     ----------    ----------
     Gross profit                                         9,979        19,056
General, administrative and other                        (8,730)      (14,396)
                                                     ----------    ----------
     Income from operations                               1,249         4,660

Other income (expense)
   Interest expense                                      (4,651)       (8,099)
   Investment income (loss)                                 639          (667)
   Gain on derivative contracts                          14,601        14,881
   Loss on derivative contracts, construction
     in progress                                        (27,944)            -
   Impairment of available-for-sale securities           (5,511)            -
   Other                                                  1,387         2,392
                                                     ----------    ----------
     Total other income (expense)                       (21,479)        8,507
                                                     ----------    ----------
     Income (loss) before income taxes and
       minority interest                                (20,230)       13,167
Income tax                                                 (198)          (11)
                                                     ----------    ----------
     Income (loss) before minority interest             (20,428)       13,156
Minority interest                                        10,379             -
                                                     ----------    ----------
     Net income (loss)                               E  (10,049)   E   13,156
                                                     ==========    ==========

Income (loss) per share
   Basic                                             E    (0.60)   E     0.78
                                                     ==========    ==========
   Diluted                                           E    (0.60)   E     0.77
                                                     ==========    ==========


                                      (2)

                            MERCER INTERNATIONAL INC.

           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                  For Three Months Ended June 30, 2003 and 2002
                                   (Unaudited)
               (Euros in thousands, except for earnings per share)


                                                        2003          2002
                                                     ----------    ----------

Revenues
   Sales of pulp and paper                           E   45,041    E   60,328
   Transportation                                           980         1,337
   Other                                                  1,892         1,995
                                                     ----------    ----------
                                                         47,913        63,660
Cost of sales
   Pulp and paper                                        41,472        50,684
   Transportation                                           797         1,436
                                                     ----------    ----------
     Gross profit                                         5,644        11,540
General, administrative and other                        (3,923)       (7,766)
                                                     ----------    ----------
     Income from operations                               1,721         3,774

Other income (expense)
   Interest expense                                      (2,188)       (4,081)
   Investment income (loss)                                 102           (28)
   Gain on derivative contracts                          12,805        18,948
   Loss on derivative contracts, construction
     in progress                                        (17,582)            -
   Other                                                   (342)          (57)
                                                     ----------    ----------
     Total other income (expense)                        (7,205)       14,782
                                                     ----------    ----------
     Income (loss) before income taxes and
       minority interest                                 (5,484)       18,556
Income tax                                                 (186)          (11)
                                                     ----------    ----------
     Income (loss) before minority interest              (5,670)       18,545
Minority interest                                         6,543             -
                                                     ----------    ----------
     Net income                                      E      873     E  18,545
                                                     ==========    ==========

Income per share
   Basic                                             E     0.05    E     1.10
                                                     ==========    ==========
   Diluted                                           E     0.05    E     1.08
                                                     ==========    ==========


                                      (3)

                            MERCER INTERNATIONAL INC.

                       RECONCILIATION OF PRO FORMA RESULTS
                  For Three Months Ended June 30, 2003 and 2002
                                   (Unaudited)
                   (Euros in thousands, except per share data)


                                              2003          2002
                                           ----------    ----------
Net income reported under GAAP             E     873     E  18,545

Adjustments for:
Loss on interest rate swap contracts,
   Stendal Project                            17,582             -
Minority interest thereof                     (6,543)            -
                                           ---------     ---------

Pro forma net income                       E  11,912     E  18,545
                                           =========     =========

Pro forma earnings per share
   Basic                                   E    0.71     E    1.10
                                           =========     =========
   Diluted                                 E    0.71     E    1.08
                                           =========     =========



                                      (4)

                            MERCER INTERNATIONAL INC.

                         COMPUTATION OF OPERATING EBITDA
                  FOR THREE MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (Unaudited)
                              (Euros in thousands)


                                               2003          2002
                                            ----------    ----------
Income from operations,
  reported under GAAP                       E   1,721     E   3,774

Add back: depreciation and amortization         5,960         6,720
                                            ---------     ---------

Operating EBITDA                            E   7,681     E  10,494
                                            =========     =========


                                      (5)

                            MERCER INTERNATIONAL INC.

           COMPANY SALES BY PRODUCT CLASS, GEOGRAPHIC AREA AND VOLUME
                                   (Unaudited)


                                      For the Six Months Ended June 30,
                                 ------------------------------------------
                                    2003                            2002
                                 ----------                      ----------
                                            (Euros in thousands)
SALES BY PRODUCT CLASS
Pulp(1)                          E   62,414                      E   68,084
Specialty Papers(2)                  21,575                          40,986
Printing Papers                       7,285                          10,465
                                 ----------                      ----------

Total(1)                         E   91,274                      E  119,535
                                 ==========                      ==========

SALES BY GEOGRAPHIC AREA
Germany                          E   40,914                      E   46,925
European Union(3)                    38,062                          40,170
Eastern Europe and Other             12,298                          32,440
                                 ----------                      ----------

Total(1)                         E   91,274                      E  119,535
                                 ==========                      ==========

                                            (Amounts in tonnes)

SALES BY VOLUME
Pulp(1)                             148,179                         149,798
Specialty Papers(2)                  21,675                          31,870
Printing Papers                       9,334                          12,207
                                 ----------                      ----------

Total(1)                            179,188                         193,875
                                 ==========                      ==========


(1) Excluding intercompany sales volumes of 3,611 and 6,370 tonnes of pulp and intercompany net sales revenues of approximately E1.5 million and E2.9 million in the six months ended June 30, 2003 and 2002, respectively.

(2) As of December 31, 2002, the Company's interest in Landqart AG is no longer consolidated and is included in the Company's results on an equity basis. Accordingly, sales from the Landqart specialty paper mill are not included in the Company's results for the six months ended June 30, 2003, but are included for the six months ended June 30, 2002. The Landqart specialty paper mill sold approximately 9,060 tonnes for approximately E20.6 million in the six months ended June 30, 2002.

(3)  Not  including  Germany.

NOTE:  One  tonne  =  1.0160  of  one  ton.


                                       (6)

                            MERCER INTERNATIONAL INC.

           COMPANY SALES BY PRODUCT CLASS, GEOGRAPHIC AREA AND VOLUME
                                   (Unaudited)


                                        For the Quarter Ended June 30,
                                 -------------------------------------------
                                    2003                             2002
                                 ----------                       ----------
                                             (Euros in thousands)
SALES BY PRODUCT CLASS
Pulp(1)                          E  31,029                        E  34,451
Specialty Papers(2)                 10,519                           20,549
Printing Papers                      3,493                            5,328
                                 ---------                        ---------

Total(1)                         E  45,041                        E  60,328
                                 =========                        =========

SALES BY GEOGRAPHIC AREA
Germany                          E  20,743                        E  22,556
European Union(3)                   17,246                           22,402
Eastern Europe and Other             7,052                           15,370
                                 ---------                        ---------

Total(1)                         E  45,041                        E  60,328
                                 =========                        =========


                                            (Amounts in tonnes)
SALES BY VOLUME
Pulp(1)                             69,700                           76,300
Specialty Papers(2)                 10,539                           15,432
Printing Papers                      4,763                            6,093
                                 ---------                        ---------

Total(1)                            85,002                           97,825
                                 =========                        =========


(1) Excluding intercompany sales volumes of 1,482 and 3,359 tonnes of pulp and intercompany net sales revenues of approximately E0.6 million and E1.5 million in the three months ended June 30, 2003 and 2002, respectively.

(2) As of December 31, 2002, the Company's interest in Landqart AG is no longer consolidated and is included in the Company's results on an equity basis. Accordingly, sales from the Landqart specialty paper mill are not included in the Company's results for the three months ended June 30, 2003, but are included for the three months ended June 30, 2002. The
      Landqart specialty paper mill sold approximately 4,498 tonnes for approximately E10.6 million in the three months ended June 30, 2002.

(3)   Not  including  Germany.

NOTE:  One  tonne  =  1.0160  of  one  ton.



                                    #   #   #